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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               September 11, 2006

                              Diomed Holdings, Inc.


           Delaware                    000-32045               84-1480636
(State or other jurisdiction of       (Commission             (IRS Employer
        incorporation)                File Number)          Identification No.)

                   1 Dundee Park
                    Andover, MA                                  01810
      (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (978-475-7771)

ITEM 8.01. OTHER EVENTS.

As Diomed Holdings, Inc. (the "Company") has previously reported, on January 3, 2006, AngioDynamics Inc. ("AngioDynamics") filed a lawsuit against the Company in the U.S. District Court for the District of Delaware, seeking a declaratory judgment that the claims of Diomed, Inc.'s U.S. Patent Number 6,981,971 (the "971 Patent") are invalid, unenforceable and not infringed by AngioDynamics. The 971 Patent relates to an introducer sheath/optical fiber arrangement that may be used in the endovascular laser treatment of varicose veins. The 971 Patent was issued by the U.S. Patent and Trademark Office on January 3, 2006, the day AngioDynamics filed the lawsuit.

On January 17, 2006, AngioDynamics filed an Amended Complaint seeking a declaratory judgment with respect to Diomed, Inc.'s U.S. Patent Number 6,986,766 (the "766 Patent") as well. The 766 Patent relates to methods of using an introducer sheath/optical fiber arrangement in the endovascular laser treatment of varicose veins.

On January 31, 2006, the Company filed a motion to dismiss AngioDynamics' declaratory judgment action in its entirety. On September 7, 2006, U.S. District Judge Gregory M. Sleet granted the Company's motion to dismiss and ordered AngioDynamics' lawsuit dismissed.

AngioDynamics' declaratory judgment suit was not related to the patent infringement litigation initiated by the Company against AngioDynamics and several other competitors regarding Diomed, Inc.'s U.S. Patent No. 6,398,777 (the "777 Patent"). That litigation is currently pending and the Company expects that it will proceed to trial. In that case, U.S. District Judge Nathaniel M. Gorton recently ruled that the `777 Patent is both valid and enforceable. (See the Company's Current Report on Form 8-K filed on August 31, 2006 for further details regarding the `777 Patent litigation).

A copy of the Company's press release issued September 11, 2006 concerning this matter is attached as Exhibit 99.1 to this Current Report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

99.1        Press Release by Diomed Holdings, Inc. Issued September 11, 2006


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Diomed Holdings, Inc.
                                        (Registrant)


Date: September 11, 2006                By: /s/  DAVID B. SWANK
                                           -------------------------------------
                                        Name:    David B. Swank
                                        Title:   Chief Financial Officer


List of Exhibits:

99.1     Press Release by Diomed Holdings, Inc. Issued September 11, 2006